                          SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, DC  20549

                                   ________________

                                       FORM 8-K


                                    CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported):  JANUARY 21, 1997


                              HILTON HOTELS CORPORATION
                             (Exact Name of Registrant as
                              Specified in its Charter)



          DELAWARE                  1-3427                   36-2058176
     (State or Other             (Commission               (IRS Employer
     Jurisdiction of                 File                  Identification
      Incorporation)                Number)                      No.)


                               9336 CIVIC CENTER DRIVE
                           BEVERLY HILLS, CALIFORNIA  90210
                                (Address of Principal
                                  Executive Offices)



                                    (310) 278-4321
                               (Registrant's telephone
                             number, including area code)

ITEM 5.  OTHER EVENTS.

         On January 21, 1997, Hilton Hotels Corporation ("Hilton" or the "Company") reported results for both the fourth quarter and the year ended December 31, 1996. The Company reported fourth quarter income, before an extraordinary item, of $6.0 million, or $.03 per share, compared to $63.1 million, or $.32 per share, for the same period a year ago. The extraordinary item related to costs and expenses incurred to extinguish or acquire approximately $1.1 billion of Bally debt securities, and resulted in a charge to earnings of $74.1 million, net of tax, or $.36 per share. In December, Hilton successfully completed its tender offers and consent solicitation for the Bally debt.

         For the year, Hilton reported income, before the extraordinary item, of $156.3 million, or $.79 per share compared to $172.8 million, or $.89 per share, in 1995.

         Fourth quarter earnings from operations were adversely affected by abnormally low baccarat drop and win percentage at the Las Vegas Hilton, resulting in a negative impact of approximately $.11 per share, along with sluggish conditions in Laughlin and Reno. The Company's hotel operations, however, continued to post strong results, including a double-digit gain in EBITDA (as defined below).

         Hilton also incurred other non-recurring charges in the fourth quarter, totaling, on a pre-tax basis, $73.1 million, or $.22 per share on an after tax basis. These charges included the write-off of pre-opening expenses for the Flamingo Casino-Kansas City, which opened in October; costs associated with the relocation of the Flamingo Casino-New Orleans to Shreveport, Louisiana, which received approval in October, and costs associated with changes to the Company's defined benefit pension plan.

         The Company's earnings before interest, taxes, depreciation, amortization and non-cash charges (EBITDA) for the fourth quarter was $144.5 million. For the year, EBITDA showed a 6 percent improvement to $576.9 million from 1995's $542.5 million, primarily due to significant gains at Hilton's full-service, owned and partially owned hotel properties.(1)




____________________

(1) Management believes the presentation of EBITDA allows for a more complete analysis of the results of operations. EBITDA information should not be considered as an alternative to any measure of performance or liquidity as promulgated under generally accepted accounting principles (such as net income or cash provided by or used in operating, investing and financing activities) nor should it be considered as an indicator of the overall financial performance of the Company.

                              Hilton Hotels Corporation
                             Summary Statements of Income
           (dollars in millions, except per share and average rate amounts)


                                          Three Months Ended                                 Twelve Months Ended
                                              December 31                 % / pt                  December 31                % / pt
                                        1996             1995            Change            1996             1995            Change
                                     -----------      -----------       -----------     -----------      -----------    -----------
Revenue
  Hotels                             $  292.6            200.3              46 %        $   937.1            708.8           32 %
  Gaming                                254.1            257.3              (1)             963.0            940.6            2
                                     -----------      -----------       -----------     -----------      -----------    -----------
Total                                $  546.7            457.6              19 %        $ 1,900.1          1,649.4           15 %
                                     -----------      -----------       -----------     -----------      -----------    -----------
                                     -----------      -----------       -----------     -----------      -----------    -----------

EBITDA (1)
  Hotels                             $  112.6             91.4              23 %        $   392.1            300.4           31 %
  Gaming                                 47.0             88.4             (47)             233.0            266.6          (13)
  Corporate expense                     (15.1)            (4.8)            215              (48.2)           (24.5)          97
                                     -----------      -----------       -----------     -----------      -----------    -----------
Total                                $  144.5            175.0             (17) %       $   576.9            542.5            6 %
                                     -----------      -----------       -----------     -----------      -----------    -----------
                                     -----------      -----------       -----------     -----------      -----------    -----------

Operating Income
  Hotels                                 63.2             66.9              (6) %           272.9            207.7           31 %
  Gaming                                (11.5)            62.8            (118)             108.7            179.3          (39)
  Corporate expense                     (15.0)            (7.4)            103              (52.0)           (31.9)          63
                                     -----------      -----------       -----------     -----------      -----------    -----------
Total operating income                   36.7            122.3             (70)             329.6            355.1           (7)

Interest and dividend income             12.3             10.1              22               37.7             35.2            7
Interest expense                        (32.7)           (22.2)             47              (87.9)           (93.5)          (6)
Net interest from affiliates             (2.6)            (4.7)            (45)             (12.0)           (16.5)         (27)
Income before taxes                  -----------      -----------       -----------     -----------      -----------    -----------
 and minority interest                   13.7            105.5             (87)             267.4            280.3           (5)

Provision for taxes                      (6.3)           (41.0)            (85)            (106.2)          (102.6)           4
Minority interest, net                   (1.4)            (1.4)              -               (4.9)            (4.9)           -
                                     -----------      -----------       -----------     -----------      -----------    -----------
Income before extraordinary item          6.0             63.1             (90)             156.3            172.8          (10)

Extraordinary loss on extinguishment
  of debt, net of tax benefit           (74.1)                -              -              (74.1)             -              -
                                     -----------      -----------       -----------     -----------      -----------    -----------
Net Income (loss)                    $  (68.1)            63.1            (208) %       $    82.2            172.8          (52) %
                                     -----------      -----------       -----------     -----------      -----------    -----------
                                     -----------      -----------       -----------     -----------      -----------    -----------

Preferred stock dividend requirement     (0.5)               -               -               (0.5)             -              -

Net income (loss) available          -----------      -----------       -----------     -----------      -----------    -----------
  to common shareholders             $  (68.6)            63.1            (209) %       $    81.7            172.8          (53) %
                                     -----------      -----------       -----------     -----------      -----------    -----------
                                     -----------      -----------       -----------     -----------      -----------    -----------

Net income (loss) per share (2)

  Before extraordinary loss          $    0.03             0.32            (91) %       $     0.79             0.89         (11) %

  Extraordinary loss                     (0.36)              -               -               (0.38)             -             -
                                     -----------      -----------       -----------     -----------      -----------    -----------

  Net income (loss)                  $   (0.33)            0.32           (203) %       $     0.41              0.89        (54) %
                                     -----------      -----------       -----------     -----------      -----------    -----------
                                     -----------      -----------       -----------     -----------      -----------    -----------

Average number of shares                205.3            194.6               -              197.1             194.1            -
                                     -----------      -----------       -----------     -----------      -----------    -----------
                                     -----------      -----------       -----------     -----------      -----------    -----------

Occupancy (owned or managed)
  Hotels                                   72%              71%            1  pt               74%              73%        1  pt
  Gaming                                   84%              87%           (3)pts               88%              86%        2 pts

Average rate (owned or managed)
  Hotels                                 $142             $133               7 %            $135             $127            7 %
  Gaming                                  $75              $68              10 %             $73              $69            6 %


(1) EBITDA is earnings before interest, taxes, depreciation, amortization and non-cash charges.
(2) The sum of net income (loss) per share for the four quarters in 1996 differs from the annual net income (loss) per share due to the required method of computing the weighted average number of shares in the respective periods.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             HILTON HOTELS CORPORATION



                             By:     /s/ Scott LaPorta
                                     ------------------------------------
                             Name:   Scott LaPorta
Dated: January 23, 1997      Title:  Senior Vice President and Treasurer


                                         S-1